SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                   FORM 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  June 28, 1996
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                      Commission File Number 1-5324
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                           NORTHEAST UTILITIES
                          --------------------
         (Exact name of registrant as specified in its charter)


                MASSACHUSETTS                 04-2147929
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


    174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0010
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           (Address of principal executive officers)        (Zip Code)


                             (413) 785-5871
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          (Registrant's telephone number, including area code)


                             Not Applicable
                             --------------
       (Former name of former address, if changed since last report)
Item 5.  Other Events

1.  Nuclear Operations

     Millstone Unit 1, a 660-MW boiling water reactor, and Millstone Unit 2, an 870-MW pressurized water reactor, are each owned 81 percent by The Connecticut Light and Power Company ("CL&P") and 19 percent by Western Massachusetts Electric Company ("WMECO"). Millstone Unit 3, a 1154-MW pressurized water reactor, is jointly owned by CL&P (52.93 percent), WMECO (12.24 percent), Public Service Company of New Hampshire ("PSNH") (2.85 percent) and other New England utilities. CL&P, WMECO and PSNH are subsidiaries of Northeast Utilities ("NU").

     The three Millstone units are located in Waterford, Connecticut. Millstone Units 1, 2 and 3 have been out of service since November 4, 1995, February 21, 1996 and March 30, 1996, respectively.

     On January 31, 1996, the Nuclear Regulatory Commission ("NRC") placed Millstone station on its "watch list" as a Category 2 facility. Facilities in this category have been identified by the NRC as having weaknesses that warrant increased NRC attention until the licensee demonstrates a period of improved performance, but do not necessarily require formal NRC approval by vote to restart once shut down. In a letter dated June 28, 1996, the NRC informed Northeast Utilities Service Company ("NUSCO"), an NU subsidiary, that Millstone station had been reclassified to a Category 3 facility. The NRC deems Category 3 plants as having significant weaknesses that warrant maintaining the plant in shutdown condition until it is demonstrated that adequate programs have been established and implemented to ensure substantial improvement. The NRC's letter also informed NUSCO that this designation would require the NRC staff to obtain NRC approval by vote prior to restart.

     Beginning in December 1995, the NRC issued a series of letters seeking assurances the Millstone units would be operated in accordance with the terms of their operating licenses, their Updated Final Safety Analysis Reports and all NRC regulations (the "50.54(f) letters") before it would allow restart of the Millstone Units.

     On July 2, 1996, NUSCO filed an 800-page document with the NRC responding to the NRC's 50.54(f) letter concerning Millstone 3. The filing is frank and self-critical. NUSCO takes responsibility for past management weaknesses and commits to a comprehensive plan to restore nuclear excellence. The response outlines a revised corrective action program for Millstone station in response to criticism of this program contained in a June 6 letter from the NRC. The July 2 filing identifies approximately 1,200 design and configuration discrepancies at Millstone 3, about half of which management presently expects will have to be resolved before the unit can be returned to service. Some of these have already been resolved. Management believes most of the remaining items can be resolved with additional inspections, documentation changes or additional analysis, but a small number will require hardware modifications.

     Management anticipates resolving the remaining pre-start items over the course of the summer and does not expect that this work will materially increase the $40 million previously estimated as the direct costs associated with the NRC reviews.

     Management cannot predict at this time the results of the NRC's review of the Millstone Unit 3 documentation, how long it will take Management to demonstrate the effectiveness of the corrective action program to the NRC or when the NRC will ultimately allow any of the Millstone units to return to service.
     For further information, see "Electric Operations - Nuclear Operations" in NU's, CL&P's, WMECO's and PSNH's 1995 Form 10-K, Form 8-K dated March 30, 1996 and Form 10-Q for the quarterly period ended March 31, 1996; NU's and PSNH's Form 8-K dated June 3, 1996; CL&P's and WMECO's Form 8-K dated June 6, 1996; and NU's and CL&P's Form 8-K dated June 18, 1996.

2.   Rate Settlement

     On July 1, 1996, the Connecticut Department of Public Utility Control ("DPUC") approved a modified settlement agreement (the "Modified Settlement") that had been jointly submitted on June 25, 1996 to the DPUC by The Connecticut Light and Power Company ("CL&P"), the Office of Consumer Counsel ("OCC") and the independent Prosecutorial Division ("PRO") of the DPUC. The Modified Settlement responds to the DPUC's June 18, 1996 draft decision ("Draft") rejecting without prejudice the original settlement agreement ("Settlement") submitted by CL&P, OCC and PRO on April 15, 1996. For complete descriptions of the Settlement and the Draft, see Item 5 in Northeast Utilities' and CL&P's April 15, 1996 and June 18, 1996 Form 8-Ks, respectively.

     The Modified Settlement is based on the second of two renegotiation scenarios proposed in the DPUC's Draft as acceptable modifications to the Settlement. Base rate increases and potential total bill increases that had caused the Draft's rejection of the Settlement were avoided by eliminating a proposed $73 million annual increase in base rate levels as a result of a fossil fuel fold-in. In order to offset a portion of that change, the Modified Settlement allows CL&P to retain $36 million of Generation Utilization Adjustment Clause ("GUAC") revenues that would have been foregone under the Settlement. Collection of that $36 million will be extended over the full 18-month settlement period rather than during the eight months ended February 1997 as would have occurred in the absence of any settlement.

     The projected earnings impact of the Modified Settlement is not substantially different for 1996 and 1997 than the effects of the Settlement, as originally proposed. CL&P's cash flows under the Modified Settlement are reduced by $24 million in 1996 and $49 million in 1997, as compared with the original Settlement.

     Finally, the Modified Settlement results in an accelerated recovery of CL&P's regulatory assets of between $127-175 million during 1996 and 1997, as compared to the $200-240 million acceleration of such asset in the original Settlement. These amounts are in addition to the regulatory assets CL&P was already amortizing annually through rates.



















                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    NORTHEAST UTILITIES
                                    -------------------
                                        Registrant




Date  July 3, 1996         By     /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer